Exhibit 10.1

CONFIDENTIALITY AGREEMENT

SandRidge Energy, Inc.

July 22, 2025

To: Each of the persons or entities listed on Schedule A (the “Shareholder Group” or “you”)

Ladies and Gentlemen:

This letter agreement, effective as of the date hereof, sets forth the terms of treatment of certain confidential information of SandRidge Energy, Inc, a Delaware corporation (the “Company”), that you may receive from Brett Icahn (the “Shareholder Designee”) a member of the Board of Directors (the “Board”) of the Company. The Company understands and agrees that, subject to the terms of, and in accordance with, this letter agreement, the Shareholder Designee may, if and to the extent he desires to do so, disclose information he obtains while serving as a member of the Board to you and your Representatives (as hereinafter defined), and may discuss such information with any and all such persons, subject to the terms and conditions of this Agreement. As a result, you may receive certain non-public information regarding the Company. You acknowledge that this information is proprietary to the Company and may include trade secrets or other business information which may be material and the disclosure of which could harm the Company. In consideration for, and as a condition of, the information being furnished to you and your agents, representatives, attorneys, advisors, directors, officers or employees, subject to the restrictions in paragraph 2 (collectively, the “Representatives”), you agree to treat any and all information concerning or relating to the Company or any of its subsidiaries or current or former affiliates that is or has been furnished to you or your Representatives (regardless of the manner in which it is furnished, including in written or electronic format or orally, gathered by visual inspection or otherwise) by the Shareholder Designee, or by or on behalf of the Company, together with any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Evaluation Material”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth. For the avoidance of doubt, you also agree that this Agreement shall supersede in all respects the Confidentiality Agreement (the “Prior Confidentiality Agreement”) entered into by and among us on June 22, 2018, which such Prior Confidentiality Agreement shall hereafter be terminated and of no force and effect.

1. The term “Evaluation Material” does not include information that (a) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or your Representatives in violation of this letter agreement or any other obligation of confidentiality, (b) was within your or any of your Representatives’ possession on a non-confidential basis prior to its being furnished to you by the Shareholder Designee, or by or on behalf of the Company or its agents, representatives, attorneys, advisors, directors, officers or employees (collectively, the “Company Representatives”), or (c) is received from a source other than the Shareholder Designee, the Company or any of the Company Representatives; provided, that in the case of (b) or (c) above, the source of such information was not believed by you, after reasonable inquiry, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other person with respect to such information at the time the information was disclosed to you.

2. You and your Representatives will, and you will cause your Representatives to, (a) keep the Evaluation Material strictly confidential and (b) not disclose any of the Evaluation Material in any manner whatsoever without the prior written consent of the Company; provided, however, that you may privately disclose any of such information: (i) to your Representatives (A) who need to know such information for the purpose of advising you on your investment in the Company and (B) who are informed by you of the confidential nature of such information and agree to be bound by the terms of this Agreement as if they were a party hereto; provided, further, that you will be responsible for any violation of this letter agreement by your Representatives as if they were parties to this letter agreement; and (ii) to the Company and the Company Representatives. It is understood and agreed that the Shareholder Designee shall not disclose to you or your Representatives any Legal Advice (as defined below) that may be included in the Evaluation Material with respect to which such disclosure would constitute waiver of the Company’s attorney client privilege or attorney work product privilege. Notwithstanding the foregoing, upon your request, the Company will enter into an agreement or other document with you that provide for such disclosure of Legal Advice to you in a manner as to preserve attorney client privilege and attorney work product, provided that the Shareholder Designee shall not have taken any action, or failed to take any action, that has the purpose or effect of waiving attorney-client privilege or attorney work product privilege with respect to any portion of such Legal Advice and a reputable outside legal counsel of national standing shall have provided the Company with a written opinion that such disclosure will not waive the Company’s attorney client privilege or attorney work product privilege with respect to such Legal Advice. “Legal Advice” as used in this letter agreement shall be solely and exclusively limited to the advice provided by legal counsel and shall not include factual information or the formulation or analysis of business strategy that is not protected by the attorney-client or attorney work product privilege.

3. In the event that you or any of your Representatives are required by applicable subpoena, legal process or other legal requirement to disclose any of the Evaluation Material, you will promptly notify (except where such notice would be legally prohibited) the Company in writing by email, facsimile and certified mail so that the Company may seek a protective order or other appropriate remedy (and if the Company seeks such an order, you will provide such cooperation as the Company shall reasonably request), at its cost and expense. Nothing herein shall be deemed to prevent you or your Representatives, as the case may be, from honoring a subpoena, legal process or other legal requirement that requires discovery, disclosure or production of the Evaluation Material if: (a) you produce or disclose only that portion of the Evaluation Material which your outside legal counsel of national standing advises you in writing is legally required to be so produced or disclosed and you inform the recipient of such Evaluation Material of the existence of this letter agreement and the confidential nature of such Evaluation Material; or (b) the Company consents in writing to having the Evaluation Material produced or disclosed pursuant to the subpoena, legal process or other legal requirement. In no event will you or any of your Representatives oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Evaluation Material or to obtain reliable assurance that confidential treatment will be afforded the Evaluation Material. For the avoidance of doubt, it is understood that there shall be no “legal requirement” requiring you to disclose any Evaluation Material solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative or other voluntary transactions with respect to the Common Shares of the Company or otherwise proposing or making an offer to do any of the foregoing, or you would be unable to file any proxy or other solicitation materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder.

4. You acknowledge that (a) none of the Company or any of the Company Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Evaluation Material, and (b) none of the Company or any of the Company Representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. You and your Representatives (or anyone acting on your or their behalf) shall not directly or indirectly initiate contact or communication with any executive or employee of the Company other than the Chief Executive Officer, Executive Vice President and Chief Financial Officer, and/or such other persons approved in writing by the foregoing or the Board concerning Evaluation Material, or to seek any information in connection therewith from any such person other than the foregoing, without the prior consent of the Company; provided, however, the restriction in this sentence shall not in any way apply to the Shareholder Designee acting in his or her capacity as a Board member (nor shall it apply to any other Board members).

5. All Evaluation Material shall remain the property of the Company. Neither you nor any of your Representatives shall by virtue of any disclosure of and/or your use of any Evaluation Material acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company. At any time after the date on which no Shareholder Designee is a director of the Company, upon the request of the Company for any reason, you will promptly return to the Company or destroy all hard copies of the Evaluation Material and use commercially reasonable efforts to permanently erase or delete all electronic copies of the Evaluation Material in your or any of your Representatives’ possession or control (and, upon the request of the Company, shall promptly certify to the Company that such Evaluation Material has been erased or deleted, as the case may be). Notwithstanding the return or erasure or deletion of Evaluation Material, you and your Representatives will continue to be bound by the obligations contained herein for as long as any Evaluation Material is retained by you or your Representatives.

6. You acknowledge, and will advise your Representatives, that the Evaluation Material may constitute material non-public information under applicable federal and state securities laws, and that you shall not, and you shall use your commercially reasonable efforts to ensure that neither you nor your Representatives, do not, trade or engage in any derivative or other transaction, on the basis of such information in violation of such laws. You further acknowledge and agree that the responsibility to comply with such laws is yours and your Representatives, and not the Company’s, and that the Company has no duty or obligation herein or otherwise to police, inquire, respond or facilitate any such trade or compliance.

7. You hereby represent and warrant to the Company that (a) you have all requisite power and authority to execute and deliver this letter agreement and to perform your obligations hereunder, (b) this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms, (c) this letter agreement will not result in a violation of any terms or conditions of any agreements to which you are a party or by which you may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting you, and (d) your entry into this letter agreement does not require approval by any owners or holders of any equity or other interest in you (except as has already been obtained).

8. Any waiver by the Company of a breach of any provision of this letter agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this letter agreement. The failure of the Company to insist upon strict adherence to any term of this letter agreement on one or more occasions shall not be considered a waiver or deprive the Company of the right thereafter to insist upon strict adherence to that term or any other term of this letter agreement.

9. You acknowledge and agree that the value of the Evaluation Material to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms. You further acknowledge and agree that in the event of an actual or threatened violation of this letter agreement, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, you acknowledge and agree that, in addition to any and all other remedies which may be available to the Company at law or equity, the Company shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement exclusively in the federal or state courts of the State of New York. In the event that any action shall be brought in equity to enforce the provisions of this letter agreement, you shall not allege, and you hereby waive the defense, that there is an adequate remedy at law.

10. Each of the parties (a) consents to submit itself to the personal jurisdiction of the federal or state courts of the State of New York in the event any dispute arises out of this letter agreement or the transactions contemplated by this letter agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this letter agreement or the transactions contemplated by this letter agreement in any court other than the federal or state courts of the State of New York, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (e) irrevocably consents to service of process by a reputable overnight delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS LETTER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

11. This letter agreement and the Settlement Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior or contemporaneous agreements or understandings, whether written or oral. This letter agreement may be amended only by an agreement in writing executed by the parties hereto.

12. All notices, consents, requests, instructions, approvals and other communications provided for in this letter agreement and all legal process in regard to this letter agreement shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:

SandRidge Energy, Inc.

1 East Sheridan, Suite 500

Oklahoma City, Ok 73104

Attention: Grayson Pranin, Chief Executive Officer

Email: gpranin@sandridgeenergy.com

with a copy to (which shall not constitute notice):

SandRidge Energy, Inc.

1 East Sheridan, Suite 500

Oklahoma City, Ok 73104

Attention: Jonathan Frates, Chief Financial Officer

Email: j_frates@sandridgeenergy.com

if to the Icahn Group:

Icahn Capital LP

16690 Collins Avenue, PH-1

Sunny Isles Beach, FL 33160

Attention: Andrew Teno, Chief Executive Officer

Email: ATeno@icahncap.com

with a copy to (which shall not constitute notice):

Icahn Capital LP

16690 Collins Avenue, PH-1

Sunny Isles Beach, FL 33160

Attention: Jesse Lynn, Chief Operating Officer

Email: JLynn@sfire.com

13. If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.

14. This letter agreement may be executed (including by facsimile or PDF) in two or more counterparts which together shall constitute a single agreement.

15. This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company. This letter agreement, however, shall be binding on successors of the parties to this letter agreement.

16. This letter agreement shall expire two years from the date on which the Shareholder Designee ceases to be a director of the Company. Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this letter agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this agreement shall be decided without regards to events of drafting or preparation. The term “including” shall in all instances be deemed to mean “including without limitation.”

[signature page follows]

Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

Very truly yours,

SANDRIDGE ENERGY, INC.

By:	/s/ Grayson Pranin
Name:	Grayson Pranin
Title:	President and CEO

ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP
ICAHN ONSHORE LP
ICAHN OFFSHORE LP
ICAHN CAPITAL LP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

BECKTON CORP.

By:	/s/ Ted Papapostolou
Name:	Ted Papapostolou
Title:	Vice President

IPH GP LLC

By:	Icahn Enterprises Holdings L.P., Its sole member

	By:	Icahn Enterprises G.P. Inc., its general partner

		By:	/s/ Ted Papapostolou
		Name:	Ted Papapostolou
		Title:	Chief Financial Officer

ICAHN ENTERPRISES GP, INC.

By:	/s/ Ted Papapostolou
Name:	Ted Papapostolou
Title:	Chief Financial Officer

CARL C. ICAHN

By:	/s/ Carl C. Icahn
Carl C. Icahn

[Signature Page to Confidentiality Agreement – SandRidge Energy, Inc.]

SCHEDULE A

ICAHN PARTNERS LP

ICAHN PARTNERS MASTER FUND LP

ICAHN ONSHORE LP

ICAHN OFFSHORE LP

ICAHN CAPITAL LP

BECKTON CORP.

IPH GP LLC

ICAHN ENTERPRISES HOLDINGS LP

ICAHN ENTERPRISES GP, INC.

CARL C. ICAHN

JESSE LYNN

SCHEDULE A